UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On April 19, 2007, Wolverine World Wide, Inc. (the "Company") and each Director and executive officer of the Company entered into an updated indemnification agreement. The changes to the form of indemnification agreement included a provision clarifying that indemnified expenses include expenses related to establishing a right to indemnification, a provision creating a presumption of a right to indemnification, and a provision giving the Company certain rights to assume the defense of the indemnitee. Other provisions of the form of indemnification agreement were clarified by the approved amendments. The above description is qualified in its entirety by reference to the full text of the amended and restated form of indemnification agreement, which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

          (b)          Effective April 19, 2007, Paul D. Schrage retired from the Board of Directors of the Company. The decision of Mr. Schrage to retire was not the result of a disagreement with the Company on any matter relating to its operations, policies, or practices. Mr. Schrage served on the Board of Directors of the Company for ten years.

          Effective April 19, 2007, Timothy J. O'Donovan retired as Chief Executive Officer of the Company and entered into a consulting arrangement with the Company, as described below.

          (c)          Effective April 19, 2007, the Board of Directors of the Company appointed Blake W. Krueger, age 53, as Chief Executive Officer and President of the Company. Mr. Krueger previously served as President and Chief Operating Officer of the Company since October 2005. From August 2004 until October 2005, he served the Company as Executive Vice President, Secretary, and President of the Heritage Brands Group. From November 2003 to August 2004 he served the Company as Executive Vice President, Secretary, and President of Caterpillar Footwear. From April 1996 to November 2003 he served the Company as Executive Vice President, General Counsel and Secretary with various responsibilities including human resources, retail, business development, accessory licensing, mergers and acquisitions, and legal areas.

          In connection with his appointment as Chief Executive Officer, effective April 22, 2007, Mr. Krueger's annual salary was increased to $700,000. Mr. Krueger also received an award of 2,300 shares of restricted stock and a grant of 6,700 stock options in connection with his appointment.

          (e)          As stated above, effective April 19, 2007, Timothy J. O'Donovan retired as Chief Executive Officer of the Company. To retain his services after his retirement, the Company entered into a consulting arrangement with Mr. O'Donovan (the "Consulting Arrangement"). Under the Consulting Arrangement, Mr. O'Donovan will provide the Company with consulting services and will be available to perform such other tasks that the Company reasonably requests from time to time. Mr. O'Donovan will also continue to serve as the Company's Chairman of the Board of Directors. The Consulting Arrangement has a term of one year ending at the Company's 2008 Annual Meeting of Stockholders, at which time it may be terminated or modified by the Board of Directors. Under the Consulting Arrangement, Mr. O'Donovan will receive $350,000 payable in 12 equal monthly installments for his services as a consultant and Chairman of the Board. The Company will also continue to provide office space and administrative staffing for Mr. O'Donovan at the Company's headquarters as well as continued estate and financial planning and tax preparation services. Mr. O'Donovan will not receive any other compensation for his services as a director, other than normal annual director stock option grants. In addition to the Consulting Arrangement, on April 19, 2007 the Board of Directors of the Company decided that if Mr. O'Donovan completes the one-year term of the Consulting Arrangement to the satisfaction of the Board of Directors of the Company, then all of his shares of restricted stock awarded on February 7, 2007 will vest on April 17, 2008.

          At the Annual Meeting of Stockholders of the Company held on April 19, 2007, the Company's stockholders approved the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan) and Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan) (collectively, the "Plans"). The Plans had been previously adopted by the Company's Board of Directors on February 8, 2007, subject to stockholder approval. The Annual Bonus Plan, which will be administered by the Compensation Committee of the Board of Directors of the Company, provides executive officers, senior corporate and divisional officers and other key employees with the opportunity for annual bonuses based on performance of the business unit or units to which the participant is assigned. The 3-Year Bonus Plan, which will also be administered by the Compensation Committee of the Board of Directors of the Company, is designed to provide executive officers and key management employees the opportunity for additional compensation based upon the achievement of corporate financial performance goals over a three-year period or part thereof.

          The above description of certain terms and conditions of the Plans are qualified in their entirety by reference to the full text of the Plans, which are attached hereto as Exhibits 10.2 and 10.3.

          On April 19, 2007, the Company and each executive officer of the Company entered into an updated executive severance agreement. The amendments modify the definition of "Cause" and make certain other changes to address Section 409A of the Internal Revenue Code. The above description is qualified in its entirety by reference to the full text of the amended and restated form of executive severance agreement, which is attached hereto as Exhibit 10.4.

          On April 25, 2007, the Company and Wells Fargo Bank, N.A. entered into an updated Benefit Trust Agreement. The changes to the current Benefit Trust Agreement primarily clarify certain provisions and provide that the trust becomes irrevocable upon a potential change in control unless no actual change in control occurs within 12 months of the potential change in control or unless executives holding benefits equal to at least 65% of the total amount held in the trust agree to its revocation. The above description of the updated Benefit Trust Agreement is qualified in its entirety by reference to the full text of the updated Benefit Trust Agreement, which is attached hereto as Exhibit 10.5.

          Reference is made to the disclosure made under Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		10.1	Form of Indemnification Agreement.

		10.2	Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

		10.3	Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).

		10.4	Form of Executive Severance Agreement.

		10.5	Form of Benefit Trust Agreement.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 25, 2007	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Form of Indemnification Agreement.

10.2	Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

10.3	Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).

10.4	Form of Executive Severance Agreement.

10.5	Form of Benefit Trust Agreement.